As filed with the Securities and Exchange Commission on May 24, 2016

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-200977

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-188424

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-184213

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-167004

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-160153

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-145726

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-127873

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-108271

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-108267

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-89174

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-62408

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-81529

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 NO. 333-05497

REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933

SABINE OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	01-13515 (Commission File Number)	25-0484900 (I.R.S. Employer Identification Number)

1415 Louisiana Street, Suite 1600

Houston, Texas 77002

(832) 242-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code and telephone number, including area code, of agent for service)	Copy of communications to:

Michael D. Magilton, Jr.	Matthew R. Pacey, P.C.
Chief Financial Officer	Kirkland & Ellis LLP
1415 Louisiana Street, Suite 1600	600 Travis Street, Suite 3300
Houston, Texas 77002	Houston, Texas 77002
(832) 242-9600	Tel: (713) 835-3600
Fax: (713) 835-3601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (the “Registration Statements”), originally filed by Forest Oil Corporation, a New York corporation (as now known as Sabine Oil & Gas Corporation, the “Company”) with the Securities and Exchange Commission:

•                  Registration No. 333-200977, filed on Form S-8 on December 16, 2014, pertaining to the registration of 20,000,000 shares of common stock, par value $0.10 per share, of the Company (“Common Stock”) issued or issuable under the Forest Oil Corporation 2014 Long Term Incentive Plan;

•                  Registration No. 333-188424, filed on Form S-8 on May 8, 2013, pertaining to the registration of 1,550,000 shares of Common Stock, issued or issuable under the Forest Oil Corporation 1999 Employee Stock Purchase Plan (as amended, the “1999 Plan”) or the Forest Oil Corporation 2007 Stock Incentive Plan (as amended, the “2007 Plan”);

•                  Registration No. 333-184213, filed on Form S-8 on October 1, 2012, pertaining to the registration of 185,000 shares of Common Stock issued or issuable under the Forest Oil Corporation Patrick R. McDonald Restricted Stock Inducement Agreement and 290,000 shares of Common stock issued or issuable under the Forest Oil Corporation Patrick R. McDonald Performance Unit Inducement Award Agreement;

•                  Registration No. 333-167004, filed on Form S-8 on May 21, 2010, pertaining to the registration of 4,000,000 shares of Common Stock issued or issuable under the 2007 Plan;

•                  Registration No. 333-160153, filed on Form S-8 on June 22, 2009, pertaining to the registration of 500,000 shares of Common Stock issued or issuable under the 1999 Plan;

•                  Registration No. 333-145726, filed on Form S-8 on August 27, 2007, pertaining to the registration of 2,700,000 shares of Common Stock issued or issuable under the 2007 Plan;

•                  Registration No. 333-127873, filed on Form S-8 on August 26, 2005, pertaining to the registration of 175,000 shares of Common Stock issued or issuable under the 1999 Plan;

•                  Registration No. 333-108271, filed on Form S-8 on August 27, 2003, pertaining to the registration of 134,188 shares of Common Stock, issued to Robert S. Boswell under the Stock Option Agreements dated March 23, 1999, December 23, 1999 and December 7, 2000, and the Restricted Stock Agreement, dated March 23, 1999;

•                  Registration No. 333-108267, filed on Form S-8 on August 27, 2003, pertaining to the registration of 2,000,000 shares of Common Stock issued or issuable under the Forest Oil Corporation 2001 Stock Incentive Plan (as amended, the “2001 Plan”);

•                  Registration No. 333-89174, filed on Form S-8 on May 24, 2002, pertaining to the registration of 1,839,321 shares of Common Stock issued or issuable under the 2001 Plan;

•                  Registration No. 333-62408, filed on Form S-8 on June 6, 2001, pertaining to the registration of 1,800,000 shares of Common Stock issued or issuable under the 2001 Plan;

•                  Registration No. 333-81529, filed on Form S-8 on June 25, 1999, pertaining to the registration of 250,000 shares of Common Stock issued or issuable under the Forest Oil Corporation 1999 Employee Stock Purchase Plan; and

•                  Registration No. 333-05497, filed on Form S-8 on June 7, 1996, pertaining to the registration of 2,615,758 shares of Common Stock issued or issuable under the Forest Oil Corporation Stock Incentive Plan.

On July 15, 2015, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 (the “Filing”) of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under the caption In re Sabine Oil & Gas Corporation et al., Case No. 15-11835 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2016.

SABINE OIL & GAS CORPORATION

By:	/s/ David J. Sambrooks
Name:	David J. Sambrooks
Title:	President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statements has been signed by the following persons in the capacities indicated on May 24, 2016.

Signature	Title

/s/ David J. Sambrooks	President, Chief Executive Officer and
David J. Sambrooks	Chairman of the Board of Directors
(principal executive officer)

/s/ Michael D. Magilton, Jr.	Senior Vice President and
Michael D. Magilton, Jr.	Chief Financial Officer
(principal financial officer)

/s/ Lindsay R. Bourg	Vice President, Chief Accounting
Lindsay R. Bourg	Officer and Controller
(principal accounting officer)

/s/ Duane C. Radtke	Director
Duane C. Radtke

/s/ Alex T. Krueger	Director
Alex T. Krueger

/s/ John Yearwood	Director
John Yearwood

/s/ Thomas N. Chewning	Director
Thomas N. Chewning

/s/ Brooks M. Shughart	Director
Brooks M. Shughart

/s/ Patrick R. McDonald	Director
Patrick R. McDonald

/s/ Jonathan F. Foster	Director
Jonathan F. Foster